UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2020
____________________

CONCRETE PUMPING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-38166	83-1779605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 E. 84th Avenue, Suite A-5

Thornton, Colorado 80229

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 289-7497

N/A

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BBCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 22, 2020, Concrete Pumping Holdings, Inc. (the “Company,” “our” or “we”) held the 2020 annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the matters set forth below.

1.	Election of Directors

Our stockholders elected each of Brian Hodges, Howard D. Morgan, John M. Piecuch, and Raymond Cheesman as Class II directors to serve until the 2023 annual meeting of stockholders and until his or her successor has been duly elected and qualified. We set forth below the results of the stockholder vote for each director nominee:

Director	Votes For	Votes Withheld	Broker Non-Votes
Brian Hodges	33,835,172	818,376	4,909,418
Howard D. Morgan	33,299,408	1,354,140	4,909,418
John M. Piecuch	33,835,172	818,376	4,909,418
Raymond Cheesman	33,462,027	1,191,521	4,909,418

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

Our stockholders ratified the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2020. We set forth below the results of the stockholder vote on this proposal:

Votes For	Votes Against	Abstentions
39,547,812	9,654	5,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, iNC.

By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

Dated: April 22, 2020